UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 12, 2021

GWG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36615

Delaware	26-2222607
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

325 North St. Paul Street, Suite 2650, Dallas, TX 75201

(Address of principal executive offices, including zip code)

(612) 746-1944

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GWGH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On November 12, 2021, amendments to the organizational documents of Ben LP; its subsidiary, Beneficient Company Holdings, L.P. (“BCH”); and Ben LP's general partner, Beneficient Management, L.L.C. (“Ben Management”) were approved by the Boards of Directors of GWG Holdings, Inc. (“GWGH”) and Ben Management as part of the transactions contemplated by the previously announced non-binding term sheet (the “Term Sheet”), dated August 13, 2021, among GWGH, Ben LP and BCH. The amendments will take effect no later than November 29, 2021.

The amendments are part of ongoing efforts by management and the Board of Directors of GWGH to maximize the value of GWGH’s investment in Ben LP and BCH. GWGH believes that returning control of Ben LP is a necessary step to increase the value of its investment in Ben LP by enabling Ben LP, as an independent company, the ability to, among other things, have broader access to funding sources; have the ability to enter into third-party institutional product arrangements and retail marketing agreements that may have not otherwise be available to Ben LP; and establish an operational Technology-Enabled Fiduciary Financial Institution (“TEFFI”) under the recently enacted Kansas Technology-Enabled Fiduciary Financial Institutions Act (the “TEFFI Act”), any one of which would be expected to positively affect both Ben LP’s ability to implement its long-term business objectives and, as a result, GWGH’s value of its investment. The Kansas Office of the State Bank Commissioner issued a subsidiary of Ben LP a conditional TEFFI charter on July 1, 2021, as part of the establishment of the TEFFI Act, which charter will become fully operational upon the satisfaction of applicable statutory and regulatory requirements.

The principal amendments to the Ben Management limited liability company agreement eliminated GWGH’s right to designate any person to serve as a Director on the Board of Directors of Ben Management by returning such right to the nominating committee of the Board of Directors of Ben Management (which will now have the authority to designate the majority of the members of its Board of Directors) and Beneficient Management Counselors, L.L.C. GWGH also approved amendments to the Ben LP limited partnership agreement and the BCH limited partnership agreement, which primarily reflect the creation of securities that Ben LP intends to issue in connection with its recent capital raising activities and product offerings. Additional amendments to the BCH limited partnership agreement were approved by GWGH that reflect certain of the agreements contemplated by the Term Sheet, including, among other things, GWGH converting its capital account balance in Preferred Series A Subclass 1 Unit Accounts in BCH to a preferential class of equity in BCH with enhanced conversion rights.

Upon the effectiveness of the amendments to the Ben Management limited liability company agreement, Ben LP and its subsidiaries are expected to cease to be consolidated subsidiaries of GWGH for financial reporting purposes.

In addition, GWGH and Ben LP agreed to enter into a payoff letter for the Commercial Loan Agreement pursuant to which Ben LP would repay the entire outstanding principal balance of the Commercial Loan Agreement of approximately $202 million, plus accrued interest to the date of the payoff, by issuing to GWG Life or GWGH 19,250,795 of common limited partnership units of Ben LP.

GWGH and Ben LP also agreed to, among other items, form a capital advisory and sales administration company that would be controlled by, and a consolidated subsidiary of, GWGH. The capital advisory and sales administration company would be led by Merriah Harkins, as Chief Executive Officer, and employ current GWGH national securities sales team members and certain related support members under the brand Innovation Capital Solutions, LLC. GWGH and Ben LP would become clients of Innovation Capital Solutions, which would provide both GWGH and Ben LP with certain services with a focus on developing and offering Depository Trust and Clearing Corporation-eligible capital solutions, establishing third-party national custodial and clearing relationships, sales operations services, and national account product management services.

In light of Ben LP becoming an independent company, GWGH expects that Ben LP would reduce its reliance on GWGH to fund its operations and would raise future capital from other sources. Ben LP’s capital raising efforts may include the issuance of equity or debt of Ben LP or one of its subsidiaries, and the newly issued securities may be dilutive to GWGH’s investment in Ben LP and BCH and may include preferential terms relative to GWGH’s investments in Ben LP and BCH.

GWGH continues to retain a substantial investment in Ben LP and BCH, and GWGH expects that the composition of assets backing the L Bonds and preferred stock issued by GWGH would not be negatively impacted by Ben LP no longer being a consolidated subsidiary.

The disclosure in this Item 8.01 concerning Ben LP securities offerings shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of Ben LP securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities offered by Ben LP will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve certain known and unknown risks and uncertainties. Forward-looking statements predict or describe GWGH’s future operations, business plans, business and investment strategies and portfolio management and the performance of GWGH’s investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “seeks,” “anticipates,” “will,” “would,” “should,” “could,” “may,” “designed to,” “foreseeable future,” “believe,” “scheduled” and similar expressions. These forward-looking statements include statements regarding the impact of Ben LP no longer being a consolidated subsidiary of GWGH on the composition of assets backing the L Bonds and preferred stock issued by GWGH, the impact of Ben LP launching its TEFFI on the value of GWGH’s investment in Ben LP and BCH, the expectation that Ben LP would raise capital to fund its operations, and the formation and operation of the sales administration company joint venture. GWGH’s actual results or outcomes may differ materially from those anticipated, including as a result of the impact on GWGH from the return of control over the selection of Ben Management’s Board of Directors to the Nominating Committee of the Board of Directors of Beneficient Management, the impact on GWGH of Ben LP no longer being a consolidated subsidiary of GWGH, the inability of Ben to successfully fully launch its TEFFI, and the formation and operation of the sales administration company joint venture. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. GWGH assumes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

GWGH’s actual results may differ significantly from any results expressed or implied by these forward-looking statements. This report should be read in conjunction with the more complete discussion of the risk factors GWGH faces, which are set forth in the sections entitled “Risk Factors” in GWGH’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG HOLDINGS, INC.

Date: November 15, 2021	By:	/s/ Timothy L. Evans
	Name:	Timothy L. Evans
	Title:	Chief Financial Officer

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